EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

NAME                                       JURISDICTION OF INCORPORATION
----                                       -----------------------------
Dawson Production                                    Delaware
Management, Inc.

Dawson Production                                    Delaware
Acquisition Corp.

Dawson Production Services                           Mexico
de Mexico, S.A. de C.V.

Ubicadora de Tecnicos,                               Mexico
S.A. de C.V.

Mobley Vehicle Acquisition                           Texas
Corp.

Taylor Companies, Inc.                               Texas

Dawson Production                                    Delaware
Partners, L.P.

Dawson Production                                    Delaware
Taylor, Inc.

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